                                                                 Exhibit 10.44


Certain portions of this Exhibit have been omitted based upon a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933. The omitted portions have been filed separately with the Securities and Exchange Commission.


                HEMOPHILIA THERAPY PHARMACY MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into this th day of , 19 , by and between TEXAS HEALTH PHARMACEUTICAL RESOURCES, a Tennessee partnership (hereinafter referred to as "THPR") and CHILDREN'S MEDICAL CENTER OF DALLAS (hereinafter referred to as "Company");

                              W I T N E S S E T H:

         WHEREAS, Company is an eligible Covered Entity as defined herein, is licensed to provide health care services under the laws of the State of Texas and is engaged in the business of providing certain clotting factors, therapies and services, commonly referred to as hemophilia therapy, to hemophilia Patients of the Company, as defined herein (hereinafter referred to as the "Hemophilia Therapy Business"); and

         WHEREAS, Company has access to Public Health Service pricing, and

         WHEREAS, the Company desires to obtain from THPR certain services necessary or desirable in the conduct of the Company's Hemophilia Therapy Business, including but not limited to, dispensing of hemophilia factor, billing and collection services, direct patient consultations and patient monitoring, all upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, THPR has the capacity to dispense hemophilia factor to Patients of the Company to provide homecare services and to provide additional administrative assistance including, but not limited to, billing and collection services.

         NOW, THEREFORE, for and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          I. Definitions. Defined terms used throughout this Agreement shall have the meanings set out in Appendix A.

         II. Services to be Provided by THPR. During the term of this Agreement, THPR agrees to provide, or arrange for the provision of, the following services to the Company:

         A. Patient Instruction and Clinical Services. THPR agrees to provide, or arrange for the provision of, clinical consultations required by patients of the Company's Hemophilia Therapy Business, said clinical consultations to include prescription consultation, and the provision of routine and emergency consultation to such patients.

         B.       Billing, Reimbursement, Collection and Financial Counseling
         Services.

                  1. Services. In the name of and as directed by Company, THPR shall provide billing, reimbursement, collection and financial counseling services on behalf of the Company in conducting its Hemophilia Therapy Business, including the preparation, transmitting and monitoring of all bills to patients of the Company's Hemophilia Therapy Business, or third party payors; preparing requests or otherwise assisting patients of the Company's Hemophilia Therapy Business in seeking reimbursement from all third party payors for the services provided to such patients by the Company; assisting in collecting amounts due the Company from patients or third parties; and counseling patients regarding the options available to them in paying for the clotting factor and related drugs ("Hemophilia Therapy Goods"), and related services, provided to them by the Company. Company shall establish patient charges for such Hemophilia Therapy Goods and related services. Company shall provide THPR with a fee schedule reflecting such charges.

                  2. Clearance of Patients. Company understands and agrees that it is Company's exclusive responsibility to determine whether an individual is an Approved Patient of the Company as defined herein. Prior to dispensing any outpatient drugs, Company shall inform THPR whether the individual is an Approved Patient of the Company. If an individual is no longer an Approved Patient of the Company, Company shall inform THPR, in writing, within 2 days of the change in status. Company understands that THPR shall rely upon Company's determination as to whether an individual is an Approved Patient of the Company who is entitled to receive outpatient drugs at Section 340B pricing under the Public Health Services Act. The Company shall promptly notify THPR as to any potential patient and shall obtain such patient data as shall be specified by THPR. THPR agrees to promptly investigate a potential patient's insurance coverage and financial ability to pay and to notify the Company as to whether said patient is approved to purchase Hemophilia Therapy Goods, or related services, from the Company. Company shall thereafter assist THPR in obtaining all documentation necessary to file claims with third party payors and forward same to THPR. THPR shall have no liability for relying upon information provided by third party payors concerning coverage in the event that such information shall subsequently prove to be incorrect.

                  3. Authorization. THPR shall bill for all Hemophilia Therapy Goods as billing agent for Company. All sales of Hemophilia Therapy Goods dispensed by THPR for Company shall be invoiced by THPR in Company's name. Following each sale and delivery of Hemophilia Therapy Goods by Company, THPR shall cause a bill to be prepared and transmitted to the patient, third party payor or other applicable entity which has been identified by Company. Company hereby engages THPR to serve as "Billing Agent" to bill, collect and disburse fees resulting from claims for Hemophilia Therapy Goods sold by Company hereunder and THPR accepts such engagement. For this purpose, Company hereby constitutes and appoints THPR as Company's agent and attorney in fact with full power of sub-stitution or revocation, and hereby grants to THPR the rights and powers enumerated herein, for the purpose of taking any action or executing any instrument which THPR may deem necessary or advisable to accomplish the purposes set forth herein.

                           To the extent allowed by third party payors,
                  Company hereby authorizes THPR to use a stamp
                 replicating Company's signature, or the signature of an
                  individual authorized to act on behalf of Company, and Company's provider number, for the limited purposes of billing Company's patients, filing claims with the applicable third party payors to effectuate payment for Hemophilia Therapy Goods, and collecting and depositing accounts receivable. Bills shall be on the appropriate standardized form (i.e., 1500 claim form) or through electronic filing if available.

                  4. Collection and Disbursement. THPR shall monitor and coordinate collection of all monies due to the Company from patients and/or third party payors for Hemophilia Therapy Goods and related services. THPR shall deposit all Company funds received by it into the bank account designated by the Company. THPR shall not have authority to disburse funds from said bank account. Collections of all accounts are performed by THPR on behalf of the Company and THPR shall not be responsible for any failure to collect such accounts. THPR shall use reasonable efforts to collect said accounts (but not greater than those efforts used in the collection of its own accounts) but THPR shall not be required to institute suit for collection or incur any extraordinary expenses in attempting to collect these receivables unless such action is approved by the Company and the costs are paid by the Company.

                  5. THPR shall comply with the rules, regulations and requirements of third party payors in seeking reimbursement of behalf of the Company.

         C. Accounting and Financial Reporting. THPR shall provide the following accounting and financial reporting services required by the Company in the conduct of its Hemophilia Therapy Business: (a) monthly and annual financial statements consisting of income statements, balance sheets, and Status Report of Collections, (b) schedules of accounts receivable (after applying cash received to appropriate invoices, applying credits to patient accounts and applying write-offs and adjustments approved by the Company).

         D. Audits. THPR and Company understand that they are subject to audits (by the United States Department of Health and Human Services ("Department") and participating manufacturers) of records that directly pertain to Company's compliance with the drug resale or transfer prohibition and the prohibition against duplicate Medicaid rebates and 340B discounts. THPR will assure that all pertinent reimbursement accounts and dispensing records, maintained by THPR, will be separate from THPR's own operations and will be accessible to Company, the Department, and the manufacturer in the case of a manufacturer audit.

         However, THPR shall not make provision for any annual audit of the Company, and such audit if desired by the Company shall be the responsibility of the Company and shall be conducted by such independent accounting firm as the Company may select. THPR agrees to cooperate with the accounting firm in the conduct of the audit of the Company or any other accounting procedure for which the accounting firm may be engaged by the Company. Company shall make available to THPR such information and documentation as may be needed to enable THPR to prepare the financial reports specified herein and meet the audit requirements established by the Office of Drug Pricing.


         E.       Management Services and Marketing.

                  1. Responsibilities. Company hereby appoints THPR to manage and supervise the operation of the Company's day-to-day operations of its Hemophilia Therapy Business, and for this purpose, Company delegates to THPR the authority to make, subject to the terms hereof, such management decisions as are necessary for the day-to-day operations of the Company's Hemophilia Therapy Business. THPR accepts this engagement and agrees to faithfully perform the duties and responsibilities set out herein.

                  2. Personnel. THPR shall designate certain THPR personnel to perform the management functions set out hereunder and such THPR personnel shall supervise the operation of the Company's Hemophilia Therapy Business.

                   All such employees shall remain employees of THPR and THPR shall retain control and supervision of such employees.

         F.       Pharmacy Services.

                  1. Agency. THPR will act as the pharmacy agent of Company for dispensing Hemophilia Therapy Goods sold by Company to Approved Patients of the Company pursuant to a prescription.

                  2. Purchasing and Shipment. Company will purchase Hemophilia Therapy Goods and assume responsibility for establishing its price, pursuant to any applicable consumer protection laws and pursuant to the terms of the Public Health Services grant. Company agrees to adhere to all rules and regulations established by the PHS in connection with its grant of federal funds giving rise to Company's Covered Entity status. Company will order outpatient drugs for Approved Patients of the Company from a participating drug manufacturer during the term of this Agreement and direct that the Outpatient Drugs be billed in the name of Company and delivered to THPR for storage and dispensing to Approved Patients of the Company.

                  Notwithstanding any Contracted Pharmacy Service provided by THPR, including inventory management, Company understands and agrees that it is Company's responsibility to order a sufficient quantity of Outpatient Drugs from a participating manufacturer necessary to meet the prescription needs of the Approved Patients of the Company.

                  Company understands and agrees that THPR is acting as a warehouse for Outpatient Drugs ordered by Company until such time as THPR receives a request from Company to dispense outpatient drugs to an Approved Patient of the Company and that Company retains legal title to such outpatient drugs until the outpatient drugs have been dispensed. Company will make timely payments for the Hemophilia Therapy Goods delivered to THPR pursuant to Company's order.

                           THPR will also monitor the receipt of Hemophilia
                  Therapy Goods, and report the quantities of Hemophilia Therapy Goods received. THPR will compare all shipments received to the orders and inform Company of any discrepancy within five (5) business days of receipt.

                  3. Services. THPR will provide all Contract Pharmacy Services for the Company. THPR will secure the prescription, dispense the Hemophilia Therapy Goods, maintain a summary of receiving and dispensing records, provide drug utilization review, provide formulary maintenance, provide patient profiles, and provide follow up documentation as required by the Office of Drug Pricing's Contract Pharmacy Services Guidelines.

                  4. Patient Choice. Company will inform its patients of his or her freedom to choose a pharmacy provider on a form substantially similar to Exhibit A of this Agreement. If the patient does not elect to use the contracted services of THPR, the patient may obtain the prescription from the Company and then obtain the Hemophilia Therapy Goods from the pharmacy of his or her choice. When a patient obtains Hemophilia Therapy Goods from a retail pharmacy other than THPR, the manufacturer is not required to offer Hemophilia Therapy Goods at 340B pricing.

                  5. Pharmacy Records. THPR shall maintain such pharmacy records as required by state and local governmental entities. Such records shall be the property of THPR; however, copies will be made available to Company to the extent allowed by law.

         G. Prohibition of Drug Diversion. THPR and Company agree that they will not resell or transfer Hemophilia Therapy Goods purchased at section 340B pricing to an individual who is not a Approved Patient of Company. Company understands that it can be removed from the list of covered entities because of its participation in drug diversion, a 340B(a)(5) prohibition, and no longer be eligible for 340B pricing. Company understands that Agreement is contingent upon it maintaining its Covered Entity status and agrees to inform THPR (no later than one (1) business day after becoming aware of same) of the loss of its status as a Covered Entity.

                  1. Dispensing of Hemophilia Therapy Goods. THPR will dispense Hemophilia Therapy Goods only in the following circumstances:

                           a. Upon presentation of a prescription bearing Company's name, the eligible patient's name, a designation that the patient is an eligible patient, and the signature of a legally qualified health care provider affiliated with Company; or

                           b. Receipt of a prescription ordered by
                           telephone on behalf of an eligible patient by a legally qualified health care provider affiliated with Company who states that the prescription is for an eligible patient. Company will furnish a list to THPR of all such qualified health care providers and will update the list of providers to reflect any changes. If THPR is found to have violated the drug diversion prohibition, THPR will pay Company the amount of the discount in question so that Company can reimburse the manufacturer.

                  2.       Patient Eligibility.

                           a. Company and THPR will develop a system to verify patient eligibility. As used in the context of this Agreement, an individual is a "patient" of Company (with the exception of State-operated or funded AIDS drug purchasing assistance programs) only if:

                                    1.      Company has established a
                                    relationship with the individual, such
                                    that Company maintains records of the
                                    individual's health care; and

                                    2.       the individual receives health
                                    care services from a health care
                                    professional who is either employed by
                                    Company or provides
                                    health care under contractual or other
                                    arrangements (e.g. referral for
                                    consultation) such that responsibility
                                    for the care provided remains with
                                    Company; and

                                    3. the individual receives a health care service or range of services from Company which is consistent with the service or range of services for which grant funding or Federally-qualified health center look-alike status has been provided to Company.

                           b. An individual is not a "patient" of Company for purposes of 340B if the only health care service received by the individual from Company is the dispensing of a drug or drugs for subsequent self-administration or administration in the home setting.

                           c. An individual registered in a State-operated or funded AIDS drug purchasing assistance program receiving financial assistance under title XXVI of the Public Health Services Act will be considered a "patient" of Company for purposes of this definition if so registered as eligible by the State program.

         H. Tracking Service. THPR, with the assistance of Company, will establish and maintain a tracking system suitable to prevent diversion of section 340B discounted drugs to individuals who are not Approved Patients of the Company. For example, such a tracking system might include quarterly sample comparisons of eligible patient prescriptions to the dispensing records and a six (6) month comparison of 340B drug purchasing and dispensing records as is routinely done in other reconciliation procedures. Customary business records may be used for this purpose.

                  Company will verify, using THPR's (readily retrievable) customary business records, that a tracking system exists which will ensure that any Hemophilia Therapy Goods purchased under the Veteran's Health Care Act of 1992 are not diverted to individuals who are not Approved Patients of Company. Such records may include: prescription files, velocity reports, and records of ordering and receipt. These records will be maintained for the period of time required by State law and regulations.

                  Prior to THPR providing pharmacy services pursuant to this Agreement, Company will have the opportunity, upon reasonable notice and during business hours, to examine the tracking system. Company will establish a process for a periodic random (sample) comparison of its prescribing records with THPR's dispensing records to detect potential irregularities. THPR will permit Company or its duly authorized representatives to have reasonable access to THPR's facilities and records during the term of this Agreement in order to make periodic checks regarding the efficacy of such tracking systems. THPR agrees to make any and all adjustments to the tracking system which Company advises are reasonably necessary to prevent diversion of the Hemophilia Therapy Goods to individuals who are not Approved Patients of the Company.

         I. Handling and Labeling. THPR agrees that all Hemophilia Therapy Goods provided by Company shall be labeled in accordance with applicable Federal, State and local law and that said Hemophilia Therapy Goods shall be stored, shipped and handled by THPR in accordance with recognized professional standards for handling and storage of such products and in accordance with Company's policies and procedures to the extent that same do not contradict the requirements of Federal, State and local law. As part of preparing Hemophilia Therapy Goods for shipment, THPR shall pack the goods in cartons or other suitable packaging with such cooling packs, insulation, or other packing materials as necessary. All Hemophilia Therapy Goods shall be delivered to Company's patients on behalf of Company, by Federal Express or other acceptable courier, with the cost of said delivery to be paid by THPR.

         J. Other Services. Regardless of the fact that THPR has agreed in this Agreement to provide services other than Contract Pharmacy Services to Company, access to 340B pricing will always be restricted to only Approved Patients of the Company.

         III. Compensation. In exchange for the services provided by THPR under Sections IIA through IIJ of this Agreement, the Company agrees to pay THPR a monthly fee as set out on Exhibit B. Said fee shall be determined on a monthly basis by THPR and THPR shall at the end of each calendar month during the term of this Agreement submit invoices to the Company setting out the amounts due THPR for said month. The invoices for THPR's services shall be due and payable
* (*) days from the receipt of same by the Company, except that the first months invoice will be due in * (*) days. Both parties acknowledge and agree that the fees established for the Contracted Pharmacy Services have been set in advance, are consistent with fair market value derived in an arms-length transaction, and have not been determined in a manner that takes into account the volume or value of any referrals or business otherwise generated between the parties.

         IV. Company Costs. It is agreed and understood that during the term of this Agreement, THPR shall be responsible for the costs incurred in providing the services which it is obligated to provide hereunder, and that THPR shall pay such costs out of its compensation received under Section III. Notwithstanding the preceding provision, the Company shall be responsible for the costs of salaries and fringe benefits for the Company's employees, if any; cost of goods; outside auditor fees; interest expense; state taxes; principal on Company loans; depreciation; and payroll taxes for its employees, if any, and the cost of preparing the Company's Federal and State Income tax returns. All such expenses shall be contracted for and in the name of the Company, based solely upon the Company's credit, and THPR shall not be liable to third party providers for the costs of such goods and services.

         V. Subcontracting. The parties to this Agreement recognize that THPR may provide to the Company certain of the goods and services which it is obligated to provide under this Agreement by means of subcontracts with third parties, provided however that the use of subcontractors shall not relieve THPR of its obligations hereunder.

         VI. Indemnity and Insurance. THPR and Company hereby agree that:

         A. THPR shall assume responsibility for and shall indemnify and hold Company harmless and defend Company from all losses (including claims for injuries to employees of THPR or of Company), expenses, attorneys' fees, damages, claims and judgments awarded to third parties resulting solely from the negligent acts or omissions or wrongful acts of THPR, its agents or employees;

         B. Company shall assume responsibility for and shall indemnify and hold THPR harmless and defend THPR from all losses (including claims for injuries to employees of THPR or of Company), expenses, attorneys' fees, damages, claims and judgments awarded to third parties resulting solely from the negligent acts or omissions or wrongful acts of Company, its agents or employees.

         The indemnities and assumptions of liabilities and obligations herein provided for shall continue in full force and effect notwithstanding the termination of this Agreement whether by expiration of time, by operation of law or otherwise. Each party hereto agrees to reimburse the other party for its attorneys fees incurred in enforcing the provisions of this Agreement. This obligation shall only apply when the party seeking to recover attorneys fees has obtained a final non-appealable judgment from a court of competent jurisdiction holding that a breach of this Agreement has occurred and awarding dollar damages as a result of said breach. THPR, during the term of this Agreement, will provide through a related entity at its sole cost and expense, general public liability, products liability and property damage insurance in limits of not less than $1,000,000.00 per incident;

and $3,000,000.00 per annum aggregate. All policies insuring against liability for bodily injury or death or damage to property shall include coverage for malpractice if such exposure exists and shall insure THPR against the matters covered by THPR's contractual duty to indemnify the Company set out hereinabove.

         THPR will provide Company with certificates evidencing the insurance required hereunder, and all such policies shall provide that notice of cancellation or termination thereof shall be provided in advance to Company. In the event of cancellation or termination of the coverage described herein, THPR shall immediately obtain substitute or replacement coverage.

         VII. Term. This Agreement shall be for a term beginning on the date of the execution hereof and expiring on March 31, 1999, unless otherwise terminated in accordance with this section. This Agreement shall automatically terminate upon (a) THPR or the Company ceasing to exist or upon either party ceasing to be licensed to sell Hemophilia Therapy Goods or upon either party permanently ceasing to engage in the Hemophilia Therapy Business, (b) the mutual agreement of the parties, (c) upon notice by either party hereto given twelve months prior to the effective date of termination, (d) upon the insolvency or bankruptcy of either party, the making by either party of an assignment for the benefit of creditors, the consent by either party to the appointment of a trustee or receiver, or the appointment without its consent, of a trustee or receiver, for it or for a substantial part of its property, or (e) the institution by or against either party of bankruptcy, reorganization, arrangement or insolvency proceedings.

 In addition, if either party hereto shall breach the terms of this Agreement, the nonbreaching party may give written notice of the breach to the breaching party, and if said breach is not cured within fourteen (14) business days following the giving of said notice, this Agreement shall at the option of the nonbreaching party be terminated. Notwithstanding the above, this Agreement shall be terminated immediately in the event that Company loses its status as a Covered Entity as defined herein, or if any federal or state law is enacted which could make this Agreement impractical including, but not limited to, a law which limits the Company's ability to bill third party payors in excess of the Company's acquisition cost plus a dispensing fee for outpatient drugs purchased under Section 340B of the Public Health Services Act.

         VIII. Applicable Patients. This Agreement only applies to individuals who are patients of the Company and who are covered under the Chronically Ill and Disabled Children's Services Program or Medicare or who pay with private insurance or personal funds. This Agreement does not apply to patients who are covered under the state Medicaid program.

         IX. Force Majeure. The obligations of THPR hereunder shall be excused during any period of delay caused by matters such as strikes, acts of God, shortages of raw materials or power, governmental action or compliance with governmental requirements, whether voluntary or pursuant to order, or any other matter which is beyond the reasonable efforts of THPR to control.

         X. Independent Contractor. It is agreed that THPR shall be an independent contractor, and not an employee of the Company.

 THPR shall have sole control and discretion in the manner of performing its obligations under this Agreement and the Company shall not be responsible for the acts of THPR while THPR is performing services under this Agreement. THPR is solely responsible for its employees' salaries, federal and state income withholding, social security tax withholding, workmen's compensation benefits and fringe benefits.

         XI. Severability. If any one or more of the provisions of this Agreement shall for any reason be held illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement and this Agreement shall be enforced as if such illegal or invalid provision had not been contained herein.

         XII. Confidentiality. Each party has developed or may during the term hereof develop certain products, methods of doing business, customer lists and other proprietary information which that party deems to be confidential and a trade secret. In the course of fulfilling their respective obligations hereunder, some of these products, methods and other proprietary information will become known to the other party hereto. Each party agrees that it will not duplicate, make use of, or disclose, in any manner whatsoever, any information which is deemed to be confidential by the other party, either during or after the term of this Agreement, without the express prior written consent of the other party hereto.

         In the event that any information deemed to be confidential by a party is provided to the other party or its employees or agents in writing, the party providing same shall mark the writing as "confidential." In the event that such information is provided in non-written form such as orally, by audiotape, videotape or computer software or disc, the party claiming such information to be confidential shall furnish to the other party a written list containing a brief description of such item and designating such item as confidential. Upon termination of this Agreement, all copies of any information hereunder deemed, or designated by a party as, confidential shall be returned to the party who supplied the information, or who designated same as confidential. Notwithstanding the preceding provision, the following types of information provided by a party shall always be deemed confidential, whether or not so designated: patient records; prescription files; lists of patient names, addresses or phone numbers; lists of referring practitioner names, addresses or phone numbers; costs of goods and supplies; and financial records of the party.

         It is recognized and acknowledged that damages caused by a party's breach of this Section would be difficult to ascertain and would not adequately compensate the other party for its losses. Therefore, both parties agree that the party claiming a breach of this Section shall be entitled to injunctive relief to restrain the commission or continued commission of said breach by seeking such relief from a court of competent jurisdiction.

         Notwithstanding the preceding paragraphs, this restriction shall not apply (a) to any information which is not deemed confidential hereunder, or which has not been designated as confidential in the manner specified herein,
(b) to any information which was known to a party prior to its disclosure by the other party, (c) to any information which is or becomes public knowledge through no failure of a party bound by this Agreement, (d) any information which is independently developed by a party hereto, or (e) to the extent that such restrictions conflict with the terms of the Company Agreement evidencing the Company.

         XIII. Service to Other Businesses. Company acknowledges that THPR offers its services to other businesses and Company agrees that no provision contained herein shall restrict or prohibit THPR from providing services to others in addition to the Company as long as the performance of said services does not interfere with the performance of THPR's obligations hereunder.

         XIV. Records. To the extent required by Section 1861(b)(1)(1) of the Social Security Act, THPR shall, upon proper request, allow the United States Department of Health and Human Services, the Comptroller General of the United States and their duly authorized representatives, access to this Agreement and to all books, documents and records necessary to verify the nature and extent of the costs of the services provided by THPR under this Agreement at any time during the term of this Agreement and for an additional period of four (4) years following the last date services are furnished under this Agreement. Upon request, a copy of this Agreement will be provided to a participating manufacturer which sells covered outpatient drugs to Company. All confidential proprietary information shall be deleted from the Agreement prior to disclosure to a manufacturer.

         XV. Nonassignability. The rights, duties and responsibilities of the parties hereto are personal in nature and, except as stated herein, shall not be assigned without the express written consent of the other party.

         XVI. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Tennessee and the laws of the State of Tennessee shall govern the rights, duties, liabilities and responsibilities created hereunder.

         XVII. Compliance With The Law. THPR and Company will adhere to all Federal, State, and local laws and requirements. Both THPR and the Company are aware of the potential for civil or criminal penalties if Company and/or THPR violate Federal or State law.

         XVIII. Headings. All headings under herein are for each of reference only and shall in no way be construed as interpreting, decreasing or enlarging the provisions of this Agreement.

         XIX. Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors, administrators, trustees and assigns.

         XX. Modification. This Agreement may be changed or modified only with the written consent of both parties.

         XXI. Notices. All notices, demands, requests, consents, reports, approvals, or other communications which may be or are required to be given, served, or sent pursuant to this Agreement shall be in writing and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, addressed as set out below. Each party may designate by notice in writing a new address to which any notice, demand, request, consent, report, approval or communication may thereafter be so given, served or sent. Each notice, demand, request, consent, report, approval or communication which shall be mailed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         XXII. Licenses. THPR is a licensed pharmacy under the laws of Texas. THPR agrees to maintain all licenses and permits necessary to fulfill its obligations hereunder.

         XXIII. Waivers. A waiver of the breach of any provision of this Agreement shall not be deemed a waiver of any other breach of the same or any other provision hereof.

         XXIV. Provider. Company represents that it does not have access to appropriate "in-house" pharmacy services as that term is used by the PHS in its Contracted Pharmacy Service guidelines. Company understands and agrees that THPR is the provider of Contracted Pharmacy Services to Approved Patients of the Covered Entity during the term of this Agreement.

         IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    CHILDREN'S MEDICAL CENTER OF DALLAS

                                    By:  /s/ George Farr
                                       --------------------------------
                                    Title: President and CEO
                                       --------------------------------
                                    Address: Children's Memorial Center
                                       --------------------------------
                                       1935 Motor Street, Dallas 75235
                                       --------------------------------
                                    TEXAS HEALTH PHARMACEUTICAL RESOURCES,
                                       a general partnership

                                    By: NOVA FACTOR, INC.,
                                       a general partner

                                    By:  /s/ David Stevens
                                       --------------------------------
                                    Title:  Chief Executive Officer
                                       --------------------------------
                                    Address: 1620 Century Parkway #109
                                       --------------------------------
                                       Memphis, TN 38134
                                       --------------------------------

                                   APPENDIX A
                                   DEFINITIONS

         The following terms as used in the Hemophilia Therapy Pharmacy Management Agreement shall have the meanings set forth in this Appendix A:

         1. "Covered Entity" shall mean a comprehensive hemophilia diagnostic treatment center receiving a grant under Section 501(a)(2) of the Social Security Act.

         2. "Contract Pharmacy Services" shall mean those dispensing, home care and administrative support services described in the guidelines issued by PHS.

         3.       "CIDC" shall mean the Texas Chronically Ill and
                  Disabled Children's Services Program.

         4. "Patients of the Company" shall mean those persons who are receiving care from the Company other than those persons who receive healthcare benefits from the state Medicaid program.

         5. "Approved Patient of the Company" shall mean Patient of the Company for whom the Company has elected to access the Section 340B pricing under the Public Health Services Act.